UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                                 FORM 8-K


                              CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported): August 31, 2007.


                                 NIKE, INC.

          (Exact Name of Registrant as Specified in Charter)


       Oregon                  1-10635                 93-0584541
    ____________             ____________             ____________

   (State of                  (Commission            (I.R.S.Employer
   Incorporation)            File Number)          Identification No.)

                             One Bowerman Drive
                         Beaverton, Oregon 97005-6453

                   (Address of Principal Executive Offices)
                          __________________________

                               (503) 671-6453

             (Registrant's telephone number, including area code)

                                NO CHANGE
                          ______________________
        (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          ___________________________

Item 1.01 Entry into a Material Definitive Agreement.

The Company entered into an Employment Agreement and a Covenant Not to Compete and Non-Disclosure Agreement with Mr. Ronald D. McCray, under which Mr. McCray was to become Vice President and Chief Administrative Officer on August 31, 2007.

The following descriptions of Mr. McCray's Employment Agreement and Covenant Not to Compete and Non-Disclosure Agreement (the "Agreements") briefly summarize the material terms and conditions and are qualified in their entirety by reference to the full text of the Agreements, which are filed as Exhibits 10.1 and 10.2 to the current report on Form 8-K.

Under the terms of Mr. McCray's Employment Agreement, Mr. McCray will receive an annual base salary of $650,000 and a one time sign-on bonus of $350,000.
Mr. McCray's incentive bonus target under the Company's annual Performance Sharing Plan will be 70% of his annual salary, the payout for which can be higher or lower depending on the Company's financial performance in relation to performance targets set annually by the Compensation Committee of the Board of Directors. Mr. McCray will also receive, subject to approval by the Compensation Committee of the Board of Directors (i) a stock option to purchase 50,000 shares of the Class B Common Stock, which will vest with respect to 25% of the shares on the first four anniversaries of the date of grant, (ii) an initial sign-on restricted stock bonus granted as of September 17, 2007 with a value of $800,000 based on the closing market price on that day, which will vest with respect to one-third of the shares on the first three anniversaries of the date of grant, and (iii) a restricted stock bonus granted in July, 2008 with a value of $250,000 based on the closing market price on the date of grant, which will vest 100% on the first anniversary of the date of grant. Mr. McCray will receive an annual award under the Company's Long Term Incentive Plan ("LTIP") with a target payout of
$300,000, the payout for which can be higher or lower depending on the Company's financial performance in relation to the three-year performance targets set annually by the Compensation Committee of the Board of Directors. The Company will also pay Mr. McCray a cash bonus as if he had been a participant in the LTIP for the three-year performance periods of fiscal 2006-2008 and fiscal 2007-2009, with target payouts of $300,000. If
Mr. McCray's employment is terminated by the Company without cause, or if he terminates his employment for good reason, Mr. McCray will receive for one year a monthly payment equal to his last monthly base salary, and a lump sum equal to 100 percent of his target bonus under the Executive Performance Sharing Plan.

Mr. McCray's Covenant Not to Compete and Non-Disclosure Agreement contains a covenant not to compete that extends for one year following the termination of his employment with the Company. The Agreement provides that if Mr. McCray's employment is terminated by the Company, the Company will make monthly payments to him during the one-year noncompetition period in an amount equal to 1/12th of his then current annual salary. If Mr. McCray voluntarily resigns, the Company will make monthly payments to him during the one-year noncompetition period in an amount equal to 1/24th of his then current annual salary. Termination payments under the Employment Agreement above, if paid, satisfy the payments under the Covenant Not to Compete and Non-Disclosure Agreement, if enforced. The Company may waive the covenant not to compete. If the covenant is waived, the Company will not be required to make the payments described above for the months as to which the waiver applies.



Item 9.01 Financial Statements and Exhibits

(d) Exhibits

    10.1 Employment Agreement, dated July 17, 2007, between NIKE, Inc. and Ronald D. McCray

    10.2 Covenant Not to Compete and Non-Disclosure Agreement, dated August 31, 2007, between NIKE, Inc. and Ronald D. McCray




                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NIKE, Inc.
                                         (Registrant)

Date:  September 5, 2007
                                         /s/ Donald W. Blair
                                         __________________________
                                         By: Donald W. Blair
                                             Chief Financial Officer